                                Exhibit 12.1

                  REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (in thousands, except ratios)

                                                                     Year Ended
                                                                      December
                                                                        1998
                                                                     ----------
EXCLUDING INTEREST ON DEPOSITS

Net income                                                              $5,091
Taxes                                                                    2,102
Fixed charges:
  Other interest expense                                                 1,467
                                                                     ----------

Earnings before taxes and fixed charges                                 $8,660
                                                                     ----------
                                                                     ----------

Ratio of earnings to fixed charges                                        5.90
                                                                     ----------
                                                                     ----------

INCLUDING INTEREST ON DEPOSITS

Fixed charges, per above                                                $1,467
Interest on deposits                                                    12,712
                                                                     ----------

Total fixed charges and interest on deposits                           $14,179
                                                                     ----------
                                                                     ----------

Earnings before taxes and fixed charges, per above                      $8,660
Interest on deposits                                                    12,712
                                                                     ----------

Total earnings before taxes, fixed charges and
 interest on deposits                                                  $21,372
                                                                     ----------
                                                                     ----------

Ratio of earnings to fixed charges                                        1.51
                                                                     ----------
                                                                     ----------

Surplus                                                                 $7,193
                                                                     ----------
                                                                     ----------

The 1998 earnings are adequate to cover fixed charges by the amount noted above.